Exhibit 10.3

IRIDIUM COMMUNICATIONS INC.

2009 STOCK INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of [—], 2009 (the “Date of Grant”), is made by and between Iridium Communications Inc., a Delaware corporation (the “Company”), and [—] (“Participant”).

WHEREAS, the Company has adopted the Iridium Communications Inc. 2009 Stock Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement;

WHEREAS, the Plan provides for the grant of Other Stock-Based Awards which may include forfeitable Shares (“Restricted Stock”); and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its stockholders to grant the award of Restricted Stock provided for herein (the “Restricted Stock Award”) to Participant, on the terms and conditions described in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Grant of Restricted Stock Award.

(a) Grant. The Company hereby grants to Participant a Restricted Stock Award consisting of [—] shares of Restricted Stock. The Restricted Stock shall vest and become non-forfeitable in accordance with Section 2 hereof.

(b) Incorporation by Reference, etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and Participant’s legal representative in respect of any questions arising under the Plan or this Agreement. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Award granted thereunder.

2. Vesting. [The Restricted Stock granted pursuant to Section 1 above shall vest in equal annual installments on each of the first four (4) anniversaries of the Date of Grant,

provided Participant has not terminated Participant’s continuous Employment with the Company or its Affiliates for any reason prior to each vesting date.1 ]

3. Tax Matters.

(a) Tax Withholding. Participant shall pay to the Company promptly upon request, and in any event at the time Participant recognizes taxable income in respect of the Restricted Stock Award, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock. Such payment shall be made in the form of cash in an amount with a Fair Market Value equal to such withholding liability; provided, that the Committee may, in its sole discretion, to the extent permitted by applicable law, allow such withholding obligation to be satisfied by any other method described in Section 4 of the Plan.

(b) Section 83(b) Election. If Participant properly elects (as permitted by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for U.S. federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, Participant shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock. Participant acknowledges that it is Participant’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if Participant elects to utilize such election. Participant further acknowledges that neither the Company nor any of its Affiliates can provide Participant with tax advice relating to the grant of the Restricted Stock Award and that it is Participant’s responsibility to consult with Participant’s own personal tax advisor regarding the tax consequences of the grant and vesting of the Restricted Stock Award and the making of an election under Section 83(b) of the Code, if any.

4. Certificates. Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in Participant’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to, in the case of any particular share of Restricted Stock, the date on which such share vests (the “Vesting Date”). As a condition to the receipt of this Restricted Stock Award, Participant shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. Notwithstanding the foregoing, the Company may elect to recognize Participant’s ownership through uncertificated book entry.

5. Forfeiture of Restricted Stock. Unvested Restricted Stock shall be forfeited without consideration by Participant upon Participant’s termination of Employment with the Company or its Affiliates for any reason.

6. Rights as a Stockholder; Dividends. Participant shall not be deemed for any purpose to be the owner of any Restricted Stock unless and until (i) the Company shall have

[1]	[Committee to determine vesting provisions, including, if applicable, acceleration upon termination of employment and/or change in control.]

issued the Restricted Stock in accordance with Section 4 hereof and (ii) Participant’s name shall have been entered as a stockholder of record with respect to the Restricted Stock on the books of the Company. Upon the fulfillment of the conditions in (i) and (ii) of this Section 6, Participant shall be the record owner of the Restricted Stock unless and until such shares are forfeited pursuant to Section 5 hereof or sold or otherwise disposed of, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights, if any, with respect to the Restricted Stock; provided, that (x) any cash or in-kind dividends paid with respect to unvested Restricted Stock shall be withheld by the Company and shall be paid to Participant, without interest, only when, and if, such Restricted Stock becomes vested and (y) the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in this Agreement. Unless otherwise required under applicable laws, rules or regulations, as soon as practicable following the vesting of any Restricted Stock, certificates for such vested Restricted Stock shall be delivered to Participant or to Participant’s legal representative along with the stock powers relating thereto; provided, that, no certificate will be delivered if the Company elects to recognize Participant’s ownership through certificated book entry, in which case such uncertificated shares of Restricted Stock shall be credited to a book entry account maintained by the Company (or its designee) on behalf of Participant.

7. Restrictive Legend. All certificates representing Restricted Stock shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN THE 2009 IRIDIUM COMMUNICATIONS INC. STOCK INCENTIVE PLAN AND A CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN IRIDIUM COMMUNICATIONS INC. AND THE REGISTERED OWNER OF THIS CERTIFICATE (OR HIS PREDECESSOR IN INTEREST), WHICH PLAN AND AGREEMENT ARE BINDING UPON ANY AND ALL OWNERS OF ANY INTEREST IN SAID SHARES. SAID PLAN AND AGREEMENT ARE AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE PRINCIPAL OFFICE OF IRIDIUM COMMUNICATIONS INC. AND COPIES THEREOF WILL BE FURNISHED WITHOUT CHARGE TO ANY OWNER OF SAID SHARES UPON REQUEST.

8. Transferability. No share of Restricted Stock may, at any time prior to becoming vested, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

9. Adjustments for Stock Splits, Stock Dividends, etc.

(a) If from time to time during the term of the Agreement there is any stock split up, stock dividend, stock distribution or other reclassification of the Shares, any and all new, substituted or additional securities to which Participant is entitled by reason of Participant’s ownership of the Restricted Stock shall be immediately subject to the terms of the Agreement and shall be encompassed within the term “Restricted Stock.”

(b) If Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, then the rights of the Company under the Agreement shall inure to the benefit of the Company’s successor and the Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as the Restricted Stock.

10. Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Board. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

11. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to the Company:

Iridium Communications Inc.

6707 Democracy Blvd., Suite 300

Bethesda, MD 20817

Facsimile: [—]

Attention: Secretary

if to Participant:

To the last known address contained in the Company’s records

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, certified or registered mail, return receipt requested, if mailed; and when receipt is mechanically acknowledged, if by facsimile.

12. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

13. No Rights to Employment or Additional Awards. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever. Neither Participant nor any other Person shall have any claim to be granted any additional Award and there is no obligation under the Plan for uniformity of treatment of holders or beneficiaries of Awards. The terms and conditions of the Restricted Stock Award granted hereunder or any other Award granted under the Plan (or otherwise) and the Committee’s determinations and interpretations with respect thereto and/or with respect to Participant and any recipient of an Award under the Plan need not be the same (whether or not Participant and any such other recipient are similarly situated).

14. Beneficiary. Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives Participant, Participant’s estate shall be deemed to be Participant’s beneficiary.

15. Successors and Assigns. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

16. Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

17. Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

18. Bound by Plan. By signing this Agreement, Participant acknowledges that he has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

19. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.

20. [JURY TRIAL WAIVER. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.]

21. Additional Terms for Non-U.S. Residents. If Participant is a resident of one or more of the non-U.S. jurisdictions set forth on APPENDIX I attached hereto, then the additional terms set forth on APPENDIX I with respect to such jurisdiction(s) shall apply to the Restricted Stock Award and are hereby incorporated into this Agreement.

22. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

23. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

Iridium Communications Inc.

By:
Title:

Participant

Name: